Exhibit 99.1

           UNOVA CFO Resigns to Pursue Another Opportunity

    EVERETT, Wash.--(BUSINESS WIRE)--July 5, 2005--UNOVA, Inc. (NYSE:UNA) today announced that Michael Keane, UNOVA's Chief Financial Officer, has resigned from his position at the company to pursue another opportunity in Southern California. During his 24 years with UNOVA and its predecessor companies, Keane has been a key member of the executive team and has provided valuable and effective leadership during his tenure. His departure is effective on August 15, 2005. UNOVA has begun a search for his successor.

    About UNOVA

    UNOVA is a leader in global supply chain solutions and in the development, manufacture and integration of wired and wireless automated data collection, Intellitag(R) RFID (radio frequency identification), mobile computing systems, bar code printers and label media. The company's products and services are used by customers in many industries to improve productivity, quality and responsiveness of business operations, from supply chain management and enterprise resource planning to field sales and service. www.unova.com.

    (Forward-looking Statement)

    Certain forward-looking statements in this release (as defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934) relate to matters that are not historical facts. They include, but are not limited to, statements about the Company's ability to continue to improve profit of its business segments, reduce expenses, improve efficiency, leverage its research and development investment to drive significant future revenue, complete its divestiture of its IAS businesses and the ability to continue operational improvement and year over year growth. Such forward-looking statements involve and are dependent upon certain risks and uncertainties. These include, but are not limited to, other risks and uncertainties described more fully in the Company's filings on Form 10-K and 10-Q with the Securities and Exchange Commission.

    CONTACT: UNOVA, Inc.
             Kevin P. McCarty, 425-265-2472
             kmccarty@unova.com